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                                                                     EXHIBIT 5.2




                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                919 THIRD AVENUE
                              NEW YORK 10022-3897
                              TEL: (212) 735-3000
                              FAX: (212) 735-2000



                                         July 6, 1999



BANK ONE Capital I
BANK ONE Capital II
BANK ONE Capital III
BANK ONE Capital IV
BANK ONE Capital V
c/o Bank One Corporation
One First National Plaza
Chicago, Illinois 60670


     Re:  Registration Statement on Form S-3
          ----------------------------------


Ladies and Gentlemen:

          We have acted as special Delaware counsel to BANK ONE Capital I, BANK ONE Capital II, BANK ONE Capital III, BANK ONE Capital IV and BANK ONE Capital V (each, a "Trust" and, together, the "Trusts"), each a statutory business trust created under the Business Trust Act of the State of Delaware (Del. Code Ann., tit. 12, (S)(S) 3801 et seq.), in connection with the preparation of the Registration Statement on Form S-3 (File No. 333-80903) filed by Bank One Corporation (the "Company") and each Trust for the registration under the Securities Act of 1933, as amended (the "Act"), of, among other
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BANK ONE Corporation
BANK ONE Capital I
BANK ONE Capital II
BANK ONE Capital III
BANK ONE Capital IV
BANK ONE Capital V
July 6, 1999
Page 2


securities, preferred securities (the "Preferred Securities") of each Trust (the "Registration Statement").

          This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

          The Preferred Securities of each Trust are to be issued pursuant to an Amended and Restated Declaration of Trust of each Trust (each, a "Declaration"), among the Company, as Sponsor and as the issuer of certain debentures to be held by the Institutional Trustee (as defined below), The Chase Manhattan Bank, as Institutional Trustee (the "Institutional Trustee"), Chase Manhattan Bank Delaware, as Delaware trustee, and M. Eileen Kennedy and Robert A. Rosholt, as regular trustees. The Preferred Securities will be guaranteed by the Company with respect to distributions and payments upon liquidation and redemption pursuant to and to the extent set forth in a Preferred Securities Guarantee, between the Company, as guarantor, and The Chase Manhattan Bank, as guarantee trustee, for the benefit of the holders of the Preferred Securities.

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement filed with the Securities and Exchange Commission (the "Commission") on June 17, 1999, and Amendment No. 1 thereto, to be filed with the Commission by the Company and each Trust on July 6, 1999; (ii) the Certificate of Trust of each Trust filed with the Secretary of State of the State of Delaware on June 17, 1999; (iii) the form of Declaration of each Trust, filed as an exhibit to the Registration Statement; (iv) the form of the Preferred Securities, and (v) the form of Underwriting Agreement with respect to the
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BANK ONE Corporation
BANK ONE Capital I
BANK ONE Capital II
BANK ONE Capital III
BANK ONE Capital IV
BANK ONE Capital V
July 6, 1999
Page 3

Preferred Securities of each Trust. We have also reviewed with you such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed by parties other than each Trust, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute or will constitute valid and binding obligations of such parties. We have also assumed that the Declaration of each Trust and the Underwriting Agreement with respect to the Preferred Securities of each Trust will be executed and delivered in substantially the forms reviewed by us. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of each Trust, the Company and others.

          We do not express any opinion as to the laws of any jurisdiction other than the Business Trust Act of the State of Delaware.

          Based on and subject to the foregoing and to the other assumptions, qualifications and limitations set forth herein, we are of the opinion that when
(i) the Registration Statement becomes effective; (ii) the Declaration of each Trust and the Underwriting Agreement with respect to the Preferred Securities of each Trust have been duly executed and delivered by the parties thereto; and
(iii) the terms of the Preferred Securities of each Trust have been duly established in accordance with the Declaration of such Trust and such Preferred Securities have been duly executed and authenticated in accordance with the Declaration
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BANK ONE Corporation
BANK ONE Capital I
BANK ONE Capital II
BANK ONE Capital III
BANK ONE Capital IV
BANK ONE Capital V
July 6, 1999
Page 4

of such Trust and delivered to and paid for by the underwriters as contemplated by the relevant Underwriting Agreement, the Preferred Securities of each Trust will have been duly authorized for issuance and will be validly issued, fully paid and nonassessable, representing undivided beneficial ownership interests in each Trust, and the holders of such Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We bring to your attention, however, that the holders of the Preferred Securities of each of the Trusts may be obligated, pursuant to the Declaration of such Trust, to (i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of Preferred Securities and (ii) provide security and indemnity in connection with the requests of or directions to the Institutional Trustee of each Trust to exercise its rights and powers under the Declaration.

          We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.2 to the Registration Statement. We also hereby consent to the use of our name under the heading "Legal Matters" in the prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior written consent. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                         Very truly yours,

                         /s/  Skadden, Arps, Slate, Meagher & Flom LLP